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CUSIP No. 56062U 10 0                13G                      PAGE 9 OF 9 PAGES
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                                                                       Exhibit I

                                    AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Mainspring, Inc.

         EXECUTED as a sealed instrument this 13th day of February, 2002.


                                           GREYLOCK IX LIMITED PARTNERSHIP


                                      By:  Greylock IX GP Limited Partnership
                                           General Partner

                                           By: /s/ William W. Helman
                                               ----------------------------
                                              William W. Helman
                                              Co-Managing General Partner


                                           GREYLOCK IX GP LIMITED PARTNERSHIP


                                           By: /s/ William W. Helman
                                              ---------------------------------
                                              William W. Helman
                                              Co-Managing General Partner


                                               /s/ William W. Helman
                                              ---------------------------------
                                              William W. Helman


                                               /s/ William S. Kaiser
                                              ---------------------------------
                                              William S. Kaiser